UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2011
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
180 Maiden Lane
New York, New York 10038

(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.
On March 1, 2011, American International Group, Inc. (“AIG”) entered into a Coordination Agreement, dated as of March 1, 2011 (the “Coordination Agreement”), among ALICO Holdings LLC (“ALICO SPV”), AIG and MetLife, Inc. (“MetLife”) regarding a series of integrated transactions (the “Disposition”) whereby MetLife has agreed to allow AIG to offer for sale the MetLife securities that AIG received when it sold American Life Insurance Company (“ALICO”) to MetLife (the “ALICO Sale”) pursuant to the Stock Purchase Agreement, dated as of March 7, 2010 (the “Stock Purchase Agreement”), among ALICO SPV, AIG and MetLife, earlier than contemplated under the original terms of the ALICO Sale. The Disposition will include (i) the sale of MetLife common stock, par value $0.01 per share (the “Common Stock”), and the sale of Common Equity Units of MetLife (the “Equity Units”) pursuant to two separate underwritten public offerings (the “Offerings”) upon the terms and conditions set forth in prospectus supplements (collectively, the “Prospectuses”), relating to the Common Stock and Equity Units, filed by MetLife with the Securities and Exchange Commission, and (ii) the sale by ALICO SPV of MetLife Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Interim Preferred Stock”) to MetLife (the “Repurchase”). On March 2, 2011, underwriting agreements for the Offerings were signed, pursuant to which AIG and ALICO SPV have agreed to sell 78,239,712 shares of Common Stock for proceeds to ALICO SPV of approximately $3.367 billion, before expenses, and 40,000,000 Equity Units for proceeds to ALICO SPV of approximately $3.299 billion, before expenses. Concurrently with the Offerings, MetLife agreed to the sale of Common Stock in its primary offering that will enable MetLife to complete the Repurchase of all shares of Interim Preferred Stock held by ALICO SPV for proceeds to ALICO SPV of approximately $2.950 billion, before expenses. The Offerings and the Repurchase will close concurrently on March 8, 2011, in each case subject to the satisfaction or waiver of all conditions to closing. Upon such closing, aggregate proceeds to ALICO SPV, before expenses, from the Disposition will be approximately $9.616 billion (including $3.0 billion to be placed in escrow as substitute collateral as described below).
In the ALICO Sale, ALICO SPV received total consideration of approximately $16.2 billion, comprising net cash consideration of $7.2 billion, 78,239,712 shares of Common Stock, 6,857,000 shares of Interim Preferred Stock convertible into 68,570,000 shares of Common Stock upon the approval of MetLife shareholders, and 40,000,000 Equity Units with an aggregate stated value of $3.0 billion. For a complete description of the ALICO Sale and the Equity Units, please see AIG’s Current Report on Form 8-K/A filed November 5, 2010.
Under the terms of the Investor Rights Agreement, dated as of November 1, 2010 (the “Investor Rights Agreement”), among AIG, ALICO SPV and MetLife entered into at the time of the ALICO Sale, sales of MetLife securities by ALICO SPV were prohibited for 270 days from the closing of the ALICO Sale. Furthermore, the sale of MetLife securities where the proceeds from such sale would exceed $4 billion in any one offering and $6.6 billion in any 180-day period was prohibited.
The Equity Units have been held in escrow as collateral to secure payments in respect of indemnity obligations owed by ALICO SPV to MetLife under the Stock Purchase Agreement. Pursuant to the Stock Purchase Agreement, the escrow collateral would be released to ALICO SPV over a 30-month period, to the extent not used to make indemnity payments or to secure pending indemnity claims submitted by MetLife. The escrow collateral is governed by the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010 (the “Indemnification Control Agreement” and, together with the Stock Purchase Agreement and the Investor Rights Agreement, the “ALICO Transaction Documents”), among MetLife, ALICO SPV, AIG and Deutsche Bank Trust Company Americas, entered into at the time of the ALICO Sale. Pursuant to the Coordination Agreement, the parties will enter into an Amended and Restated Indemnification Collateral Account Security and Control Agreement, the form of which is attached as Exhibit C to the Coordination Agreement, prior to the closing of the Offerings and the Repurchase.
In connection with the Disposition, on March 1, 2011, AIG and ALICO SPV also entered into a letter agreement (the “Letter Agreement”) with the United States Department of the Treasury (the “Department of the Treasury”) pursuant to which they received the consent of the Department of the Treasury to the Disposition. As holder of the outstanding preferred interests in ALICO SPV and in AIA Aurora LLC (“AIA SPV”), the special purpose vehicle that holds AIG’s remaining shares in AIA Group Limited, the Department of the Treasury must consent to certain significant actions taken by ALICO SPV or AIA SPV, including the Disposition. These arrangements are part of the recapitalization of AIG described in more detail in AIG’s Current Report on Form 8-K filed January 14, 2011. The net proceeds of the Disposition

(in excess of $3.0 billion to be placed in escrow as substitute collateral as described below) will be used to repay the remaining liquidation preference of the Department of the Treasury’s preferred interests in ALICO SPV and then to partially repay the liquidation preference of its preferred interests in AIA SPV.
The Coordination Agreement was entered into with MetLife to effect the Repurchase and to amend or waive certain provisions of the ALICO Transaction Documents in order to permit the Repurchase and the Offerings and to revise current arrangements with respect to the escrow. Set forth below is a summary of certain provisions contained in the Coordination Agreement:
The Repurchase
•	From the Repurchase, assuming the sale of all of the Common Stock to be sold by MetLife concurrently with the Offerings, ALICO SPV will receive net proceeds of approximately $2.950 billion, before expenses.

•	The consummation of the Repurchase is conditioned upon the closing of the concurrent primary offering of Common Stock by MetLife and other customary closing conditions.
Amendments to the Investor Rights Agreement
•	The parties agree to waive certain provisions of the Investor Rights Agreement to the extent necessary to permit the Offerings.

•	Any unsold MetLife securities will remain subject to the Investor Rights Agreement. The sale or transfer of any unsold securities will be prohibited until November 1, 2011. If the Offerings and Repurchase are completed upon the terms described above, ALICO SPV will hold no MetLife securities following the closing.
Amendments to the Escrow and Collateral Arrangements
•	Any cash proceeds from the offering of the Equity Units exceeding the aggregate stated value of the Equity Units offered will be released to ALICO SPV and an amount of cash equal to the aggregate stated value of the Equity Units offered will be placed in escrow as substitute collateral to secure payments, if any, in respect of indemnity obligations owed by ALICO SPV to MetLife under the Stock Purchase Agreement. ALICO SPV will use the net amount of any such excess to repay the remaining liquidation preference of the Department of the Treasury’s preferred interests in ALICO SPV and then to partially repay the liquidation preference of its preferred interests in AIA SPV. If the Offerings are completed upon the terms agreed, $3.0 billion will be placed in escrow as substitute collateral, and approximately $299 million will be released to ALICO SPV.

•	To the extent that indemnity payments are due under the Stock Purchase Agreement, such payments will be made, first, in cash, or permitted investments of cash collateral liquidated into cash, from the escrow and, second, in any remaining Equity Units held in escrow. If the Offerings and Repurchase are completed upon the terms described above, no Equity Units will remain in escrow.
The Coordination Agreement will terminate on or after March 18, 2011 at the election of any party thereto if the Offerings and the Repurchase have not closed prior to that date, unless extended by all parties.
The foregoing description is qualified in its entirety by reference to the full text of the Coordination Agreement, including the exhibits thereto, and the Letter Agreement, which are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and which are incorporated into this Item 1.01 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Coordination Agreement, dated as of March 1, 2011, among ALICO SPV, AIG and MetLife (preliminary prospectus supplements previously filed with the Securities and Exchange Commission by MetLife omitted).

2.2	Letter Agreement, dated as of March 1, 2011, among AIG, the United States Department of the Treasury, AIA Aurora LLC and ALICO Holdings LLC (preliminary prospectus supplements previously filed with the Securities and Exchange Commission by MetLife omitted).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: March 2, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Coordination Agreement, dated as of March 1, 2011, among ALICO SPV, AIG and MetLife (preliminary prospectus supplements previously filed with the Securities and Exchange Commission by MetLife omitted).

2.2
Letter Agreement, dated as of March 1, 2011, among AIG, the United States Department of the Treasury, AIA Aurora LLC and ALICO Holdings LLC (preliminary prospectus supplements previously filed with the Securities and Exchange Commission by MetLife omitted).